                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	October 19, 2023		574-235-2000

1st Source Corporation Reports Record Third Quarter Results,
Cash Dividend Increased
QUARTERLY HIGHLIGHTS
•Net income was a record $32.94 million for the quarter, up $0.20 million or 0.62% from the third quarter of 2022. Diluted net income per common share was $1.32, equal to the prior year’s third quarter.
•Cash dividend of $0.34 per common share was approved, up 6.25% from the cash dividend declared a year ago.
•Average loans and leases grew $104.73 million in the third quarter, up 1.71% (6.84% annualized growth) from the previous quarter and $618.17 million, up 10.98% from the third quarter of 2022.
•Repurchased 260,887 shares for treasury at a total cost of $10.29 million in the quarter.
•During the quarter, a gain on sale of renewable energy tax equity investments of $2.32 million was recognized.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $32.94 million for the third quarter of 2023, up 0.62% from the $32.74 million reported in the third quarter a year ago, bringing the 2023 year-to-date net income to $96.50 million compared to $89.44 million in 2022. Diluted net income per common share for the third quarter of 2023 was $1.32, equal to the third quarter of 2022. Diluted net income per common share for the first nine months of 2023 was $3.87 compared to $3.59 during the first nine months of 2022.
At its October 2023 meeting, the Board of Directors approved a cash dividend of $0.34 per common share, up 6.25% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on November 6, 2023, and will be paid on November 15, 2023.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased that we achieved record quarterly net income during the third quarter. Average loans grew $104.73 million, up 1.71% while average deposits increased marginally from the previous quarter. Credit quality improved and remained strong and our trend of low nonperforming asset levels continued. Our liquidity and capital positions also remained strong during the quarter. While our tax-equivalent net interest margin continued to endure competitive deposit rate pressures, we limited overall margin compression to two basis points compared to the prior quarter.

“We were incredibly pleased to learn that 1st Source was included in the Newsweek ‘America’s Greatest Workplaces for Parents and Families 2023’ ranking. According to Newsweek, over 224,000 completed company reviews by employees who work for companies employing at least 1,000 employees in the U.S. determined the results of the list. 1st Source is one of only 10 companies headquartered in Indiana to make the list and received a four-star rating (out of five stars). Newsweek conducted the survey in partnership with Plant-A Insights Group and shared that the ‘800 family-friendly companies’ included in the list ‘are lauded by their employees for being great places to work.’ This honor speaks directly to our family values and client centric mission. We deliver a balance between work and family that is fulfilling for our colleagues. We’re humbled by the response of our team members to name us to such lists, and we thank them for honoring us and our clients with the great work and passion they bring to this Company.
“Another exciting event in the third quarter was the launch of the Federal Reserve’s new instant payment rail, the FedNow Service. 1st Source Bank was among the first depository institutions able to send and receive instant payments from other participating institutions. This was an important milestone for the banking industry, and it was very important that 1st Source be positioned as a leader in adopting this new instant payment method for the benefit of our business and personal clients. To participate in the FedNow Service, 1st Source completed a multi-step customer testing and certification program in the months leading up to launch. Early adopters of the service include a diverse range of financial institutions and service providers across the U.S., and we're very proud to be among its earliest users and advocates,” Mr. Murphy concludes.

THIRD QUARTER 2023 FINANCIAL RESULTS
Loans
Third quarter average loans and leases increased $104.73 million to $6.25 billion, up 1.71% from the previous quarter and increased $618.17 million, up 10.98% from the third quarter a year ago. Year-to-date average loans and leases increased $667.45 million to $6.14 billion, up 12.19% from the first nine months of 2022. Growth during the quarter occurred primarily within the Commercial Real Estate, Construction Equipment, and Auto and Light Truck portfolios.
The Company has traditionally maintained a conservative approach to commercial real estate loans and non-owner occupied properties. At September 30, 2023, approximately 5% of the Company’s total loans and leases are collateralized by non-owner occupied commercial real estate. The Company finances a minimal amount of commercial real estate secured by non-owner occupied office property where third-party tenant rents are the primary source of repayment. All non-owner occupied commercial real estate office projects are performing as agreed.
Deposits
Average deposits of $6.95 billion, grew $11.02 million, up 0.16% from the previous quarter and grew $276.87 million or 4.15% compared to the quarter ended September 30, 2022. Average deposits for the first nine months of 2023 were $6.92 billion, an increase of $224.19 million, up 3.35% from the same period a year ago. Average balances were relatively flat as the overall deposit mix changed due to expected seasonal public fund outflows and rate competition driving consumers to higher yielding time and money market deposit accounts.

End of period deposits were $6.97 billion at September 30, 2023, compared to $6.98 billion at June 30, 2023. Balances were steady, however the deposit mix changed as higher brokered, time, and money market deposit balances were offset by decreased noninterest-bearing and public fund deposit balances. Rate competition for deposits persisted during the quarter.
Net Interest Income and Net Interest Margin
Third quarter 2023 tax-equivalent net interest income increased $0.71 million to $69.41 million, up 1.04% from the previous quarter and was flat from the third quarter a year ago. For the first nine months of 2023, tax-equivalent net interest income increased $15.47 million to $207.89 million, up 8.04% from the same period in 2022.
Third quarter 2023 net interest margin was 3.45%, a decline of two basis points from the 3.47% in the previous quarter and a decrease of 14 basis points from the same period in 2022. On a fully tax-equivalent basis, third quarter 2023 net interest margin was 3.46%, down by two basis points compared to the 3.48% in the previous quarter and a decline of 14 basis points from the same period in 2022. The decrease from the prior quarter and prior year was primarily due to higher rates on interest-bearing deposits mainly from competitive market pressures and increased short-term borrowing rates.
Net interest margin for the first nine months of 2023 was 3.50%, an increase of 14 basis points compared to the first nine months of 2022. Similarly, net interest margin on a fully-tax-equivalent basis for the first nine months of 2023 was 3.51%, an increase of 14 basis points compared to the same period during the prior year. Higher market rates due to continuing Federal Reserve rate increases and loan repricing contributed to net interest margin expansion compared to the first nine months of 2022.
Noninterest Income
Third quarter 2023 noninterest income of $24.46 million increased $1.69 million, up 7.40% from the previous quarter and increased $2.45 million, up 11.12% compared to the third quarter a year ago. For the first nine months of 2023, noninterest income was $70.55 million, an increase of $2.57 million, up 3.77% from the same period a year ago.
The increase in noninterest income compared to the previous quarter and third quarter of 2022 was due to gains on the sale of renewable energy tax equity investments of $2.32 million, a rise in interest rate swap fees, and higher bank owned life insurance policy claims recognized. These were offset by lower debit card income from reduced transaction volumes, reduced equipment rental income as demand for leases declined and seasonal tax preparation fee income recognized in the second quarter of 2023 from our Trust and Wealth Advisory Services Group.
The increase in noninterest income compared to the first nine months of 2022 was due to gains on the sale of renewable energy equity investments of $3.43 million, a rise in interest rate swap fees, and higher bank owned life insurance policy claims, offset by reduced mortgage banking origination volumes resulting in lower income from loans sold in the secondary market and lower equipment rental income.

Noninterest Expense
Third quarter 2023 noninterest expense of $50.17 million increased $1.00 million, or 2.04% from the prior quarter and increased $4.84 million, or 10.67% from the third quarter a year ago. For the first nine months of 2023, noninterest expense was $148.75 million, an increase of $12.43 million, or 9.12% from the same period a year ago.
The increase in noninterest expense from the previous quarter was primarily due to increased group insurance claims and check fraud losses offset by lower marketing promotions.
The increase in noninterest expense compared to the third quarter and first nine months of 2022 was mainly the result of higher salaries and wages from normal merit increases, the impact of wage inflation and an increase in the number of employees filling prior open positions. A rise in group insurance claims, increased data processing and technology project costs, higher FDIC insurance premiums, and higher loan loss provision for unfunded loan commitments added to the increase. These were offset by a $1.08 million reversal of accrued legal fees during the first quarter of 2023 and lower leased equipment depreciation.
Credit
The allowance for loan and lease losses as of September 30, 2023, was 2.27% of total loans and leases compared to 2.31% at June 30, 2023, and 2.36% at September 30, 2022. Net charge-offs of $0.33 million were recorded for the third quarter of 2023 compared with $0.98 million of net recoveries in the prior quarter and net charge-offs of $0.30 million in the same quarter a year ago.
The provision for credit losses was $0.86 million for the third quarter of 2023, an increase of $0.81 million from the previous quarter and a decrease of $2.31 million compared with the same period in 2022. Net charge-offs during the quarter compared to net recoveries in the previous quarter was the primary reason for the increase in the provision for credit losses. The ratio of nonperforming assets to loans and leases was 0.27% as of September 30, 2023, compared to 0.33% on June 30, 2023, and 0.48% on September 30, 2022.
Capital
As of September 30, 2023, the common equity-to-assets ratio was 10.84%, compared to 10.95% at June 30, 2023, and 10.20% a year ago. The tangible common equity-to-tangible assets ratio was 9.96% at September 30, 2023, compared to 10.05% at June 30, 2023, and 9.26% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines was 13.31% at September 30, 2023 compared to 13.59% at June 30, 2023 and 13.50% a year ago. During the third quarter of 2023, 260,887 shares were repurchased for treasury reducing common shareholders’ equity by $10.29 million.
The Company has a long history of maintaining conservative capital levels and the risk-based capital ratios remained strong during the third quarter, even when adjusting for unrealized losses on the available-for-sale securities portfolio.

Liquidity
The Company maintains prudent strategies to support a strong liquidity position. Sources of liquidity include unencumbered available-for-sale securities, Federal Home Loan Bank (FHLB) advances, the Federal Reserve Bank (FRB) discount window and Bank Term Funding Program, Federal Funds lines from correspondent banks and brokered and listing services deposits. Total net available liquidity was $3.04 billion at September 30, 2023, which accounted for approximately 48% of total deposits net of brokered and listing services certificates of deposit.
The investment portfolio is managed with a prioritized focus on liquidity. Investment securities accounted for 18.83% of total assets at September 30, 2023, with the entirety of the portfolio classified as available-for-sale. The Company had no held-to-maturity securities therefore all market value adjustments resulting in unrealized gains and losses were reflected on the Consolidated Statements of Financial Condition. The modified duration of the total investment portfolio was calculated at 3.1 years.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2023 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
AVERAGE BALANCES
Assets	$8,417,391	$8,362,308	$8,019,104	$8,368,054	$8,040,090
Earning assets	7,963,537	7,921,528	7,615,593	7,917,763	7,645,464
Investments	1,645,906	1,697,699	1,863,979	1,703,626	1,862,252
Loans and leases	6,245,883	6,141,157	5,627,718	6,141,849	5,474,401
Deposits	6,950,105	6,939,082	6,673,239	6,919,695	6,695,507
Interest bearing liabilities	5,566,874	5,496,112	4,958,209	5,470,305	4,973,767
Common shareholders’ equity	940,544	926,157	873,209	919,182	881,574
Total equity	999,552	985,406	931,412	978,461	936,974
INCOME STATEMENT DATA
Net interest income	$69,236	$68,516	$68,934	$207,317	$192,014
Net interest income - FTE(1)	69,406	68,695	69,116	207,892	192,427
Provision for credit losses	859	47	3,167	3,955	7,903
Noninterest income	24,455	22,769	22,007	70,547	67,982
Noninterest expense	50,166	49,165	45,331	148,752	136,322
Net income	32,939	32,447	32,745	96,517	89,476
Net income available to common shareholders	32,939	32,435	32,737	96,498	89,441
PER SHARE DATA
Basic net income per common share	$1.32	$1.30	$1.32	$3.87	$3.59
Diluted net income per common share	1.32	1.30	1.32	3.87	3.59
Common cash dividends declared	0.32	0.32	0.32	0.96	0.94
Book value per common share(2)	37.83	37.31	33.50	37.83	33.50
Tangible book value per common share(1)	34.40	33.92	30.10	34.40	30.10
Market value - High	49.36	47.94	51.29	53.85	52.70
Market value - Low	40.96	38.77	42.38	38.77	42.29
Basic weighted average common shares outstanding	24,660,508	24,686,435	24,656,736	24,677,914	24,697,106
Diluted weighted average common shares outstanding	24,660,508	24,686,435	24,656,736	24,677,914	24,697,106
KEY RATIOS
Return on average assets	1.55%	1.56%	1.62%	1.54%	1.49%
Return on average common shareholders’ equity	13.89	14.05	14.87	14.04	13.56
Average common shareholders’ equity to average assets	11.17	11.08	10.89	10.98	10.96
End of period tangible common equity to tangible assets(1)	9.96	10.05	9.26	9.96	9.26
Risk-based capital - Common Equity Tier 1(3)	13.31	13.59	13.50	13.31	13.50
Risk-based capital - Tier 1(3)	14.86	15.20	15.24	14.86	15.24
Risk-based capital - Total(3)	16.12	16.46	16.50	16.12	16.50
Net interest margin	3.45	3.47	3.59	3.50	3.36
Net interest margin - FTE(1)	3.46	3.48	3.60	3.51	3.37
Efficiency ratio: expense to revenue	53.54	53.86	49.85	53.53	52.43
Efficiency ratio: expense to revenue - adjusted(1)	54.24	53.23	48.71	53.46	51.16
Net charge-offs (recoveries) to average loans and leases	0.02	(0.06)	0.02	(0.02)	(0.01)
Loan and lease loss allowance to loans and leases	2.27	2.31	2.36	2.27	2.36
Nonperforming assets to loans and leases	0.27	0.33	0.48	0.27	0.48

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
END OF PERIOD BALANCES
Assets	$8,525,058	$8,414,818	$8,329,803	$8,339,416	$8,097,486
Loans and leases	6,353,648	6,215,343	6,116,716	6,011,162	5,762,078
Deposits	6,967,492	6,976,518	6,801,464	6,928,265	6,621,231
Allowance for loan and lease losses	144,074	143,542	142,511	139,268	135,736
Goodwill and intangible assets	83,921	83,897	83,901	83,907	83,911
Common shareholders’ equity	924,250	921,020	909,159	864,068	826,059
Total equity	982,997	980,087	968,444	923,766	886,360
ASSET QUALITY
Loans and leases past due 90 days or more	$154	$56	$24	$54	$165
Nonaccrual loans and leases	16,617	20,481	18,062	26,420	27,813
Other real estate	117	193	117	104	—
Repossessions	233	47	445	327	26
Equipment owned under operating leases	—	—	—	22	1
Total nonperforming assets	$17,121	$20,777	$18,648	$26,927	$28,005
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2023	2023	2022	2022
ASSETS
Cash and due from banks	$75,729	$86,742	$84,703	$86,952
Federal funds sold and interest bearing deposits with other banks	35,406	25,933	38,094	30,652
Investment securities available-for-sale	1,605,242	1,661,405	1,775,128	1,801,194
Other investments	25,075	25,320	25,293	25,538
Mortgages held for sale	3,118	2,321	3,914	3,058
Loans and leases, net of unearned discount:
Commercial and agricultural	763,051	797,188	812,031	835,762
Solar	364,949	376,905	381,163	358,635
Auto and light truck	901,484	901,054	808,117	743,324
Medium and heavy duty truck	323,202	319,634	313,862	293,068
Aircraft	1,079,581	1,060,340	1,077,722	997,995
Construction equipment	1,062,097	1,012,969	938,503	878,692
Commercial real estate	1,088,199	985,323	943,745	937,423
Residential real estate and home equity	627,515	617,495	584,737	568,602
Consumer	143,570	144,435	151,282	148,577
Total loans and leases	6,353,648	6,215,343	6,011,162	5,762,078
Allowance for loan and lease losses	(144,074)	(143,542)	(139,268)	(135,736)
Net loans and leases	6,209,574	6,071,801	5,871,894	5,626,342
Equipment owned under operating leases, net	24,096	26,582	31,700	32,964
Net premises and equipment	43,951	44,089	44,773	44,837
Goodwill and intangible assets	83,921	83,897	83,907	83,911
Accrued income and other assets	418,946	386,728	380,010	362,038
Total assets	$8,525,058	$8,414,818	$8,339,416	$8,097,486
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,680,725	$1,721,947	$1,998,151	$2,047,328
Interest-bearing deposits:
Interest-bearing demand	2,416,864	2,528,231	2,591,464	2,527,461
Savings	1,180,837	1,163,166	1,198,191	1,267,531
Time	1,689,066	1,563,174	1,140,459	778,911
Total interest-bearing deposits	5,286,767	5,254,571	4,930,114	4,573,903
Total deposits	6,967,492	6,976,518	6,928,265	6,621,231
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	48,335	69,308	141,432	145,192
Other short-term borrowings	223,757	118,377	74,097	195,270
Total short-term borrowings	272,092	187,685	215,529	340,462
Long-term debt and mandatorily redeemable securities	46,533	46,649	46,555	47,587
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	197,180	165,115	166,537	143,082
Total liabilities	7,542,061	7,434,731	7,415,650	7,211,126
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2023, June 30, 2023, December 31, 2022, and September 30, 2022, respectively	436,538	436,538	436,538	436,538
Retained earnings	769,603	744,442	694,862	671,541
Cost of common stock in treasury (3,776,591, 3,523,113, 3,543,388, and 3,548,496 shares at September 30, 2023, June 30, 2023, December 31, 2022, and September 30, 2022, respectively)	(130,579)	(120,410)	(119,642)	(119,743)
Accumulated other comprehensive loss	(151,312)	(139,550)	(147,690)	(162,277)
Total shareholders’ equity	924,250	921,020	864,068	826,059
Noncontrolling interests	58,747	59,067	59,698	60,301
Total equity	982,997	980,087	923,766	886,360
Total liabilities and equity	$8,525,058	$8,414,818	$8,339,416	$8,097,486

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Interest income:
Loans and leases	$100,206	$93,300	$69,027	$280,195	$184,650
Investment securities, taxable	5,918	5,946	6,691	18,512	19,324
Investment securities, tax-exempt	319	330	339	1,131	630
Other	883	978	421	2,498	1,952
Total interest income	107,326	100,554	76,478	302,336	206,556
Interest expense:
Deposits	34,405	28,870	6,556	84,538	12,485
Short-term borrowings	2,136	1,625	380	5,154	427
Subordinated notes	1,060	1,028	904	3,108	2,578
Long-term debt and mandatorily redeemable securities	489	515	(296)	2,219	(948)
Total interest expense	38,090	32,038	7,544	95,019	14,542
Net interest income	69,236	68,516	68,934	207,317	192,014
Provision for credit losses	859	47	3,167	3,955	7,903
Net interest income after provision for credit losses	68,377	68,469	65,767	203,362	184,111
Noninterest income:
Trust and wealth advisory	5,648	6,467	5,498	17,794	17,499
Service charges on deposit accounts	3,297	3,118	3,240	9,418	8,974
Debit card	4,377	4,701	4,628	13,585	13,383
Mortgage banking	971	926	864	2,699	3,303
Insurance commissions	1,714	1,641	1,695	5,384	5,168
Equipment rental	2,101	2,326	2,761	6,930	9,718
Losses on investment securities available-for-sale	—	—	—	(44)	—
Other	6,347	3,590	3,321	14,781	9,937
Total noninterest income	24,455	22,769	22,007	70,547	67,982
Noninterest expense:
Salaries and employee benefits	28,866	28,236	26,386	85,699	77,415
Net occupancy	2,867	2,676	2,582	8,165	7,917
Furniture and equipment	1,217	1,414	1,372	3,938	4,051
Data processing	6,289	6,268	5,802	18,714	16,412
Depreciation – leased equipment	1,672	1,876	2,233	5,570	7,912
Professional fees	1,763	1,704	1,539	4,149	5,241
FDIC and other insurance	1,598	1,344	939	4,302	2,682
Business development and marketing	1,201	1,649	1,415	4,822	4,352
Other	4,693	3,998	3,063	13,393	10,340
Total noninterest expense	50,166	49,165	45,331	148,752	136,322
Income before income taxes	42,666	42,073	42,443	125,157	115,771
Income tax expense	9,727	9,626	9,698	28,640	26,295
Net income	32,939	32,447	32,745	96,517	89,476
Net (income) loss attributable to noncontrolling interests	—	(12)	(8)	(19)	(35)
Net income available to common shareholders	$32,939	$32,435	$32,737	$96,498	$89,441
Per common share:
Basic net income per common share	$1.32	$1.30	$1.32	$3.87	$3.59
Diluted net income per common share	$1.32	$1.30	$1.32	$3.87	$3.59
Cash dividends	$0.32	$0.32	$0.32	$0.96	$0.94
Basic weighted average common shares outstanding	24,660,508	24,686,435	24,656,736	24,677,914	24,697,106
Diluted weighted average common shares outstanding	24,660,508	24,686,435	24,656,736	24,677,914	24,697,106

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,605,912	$5,918	1.46%	$1,655,790	$5,946	1.44%	$1,816,138	$6,691	1.46%
Tax exempt(1)	39,994	397	3.94%	41,909	411	3.93%	47,841	426	3.53%
Mortgages held for sale	3,169	54	6.76%	1,879	28	5.98%	4,272	58	5.39%
Loans and leases, net of unearned discount(1)	6,245,883	100,244	6.37%	6,141,157	93,370	6.10%	5,627,718	69,064	4.87%
Other investments	68,579	883	5.11%	80,793	978	4.86%	119,624	421	1.40%
Total earning assets(1)	7,963,537	107,496	5.36%	7,921,528	100,733	5.10%	7,615,593	76,660	3.99%
Cash and due from banks	68,640			72,880			74,329
Allowance for loan and lease losses	(145,197)			(144,337)			(133,989)
Other assets	530,411			512,237			463,171
Total assets	$8,417,391			$8,362,308			$8,019,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,247,332	$34,405	2.60%	$5,192,206	$28,870	2.23%	$4,634,092	$6,556	0.56%
Short-term borrowings:
Securities sold under agreements to repurchase	60,736	35	0.23%	69,301	32	0.19%	159,345	21	0.05%
Other short-term borrowings	153,523	2,101	5.43%	129,230	1,593	4.94%	57,609	359	2.47%
Subordinated notes	58,764	1,060	7.16%	58,764	1,028	7.02%	58,764	904	6.10%
Long-term debt and mandatorily redeemable securities	46,519	489	4.17%	46,611	515	4.43%	48,399	(296)	(2.43)%
Total interest-bearing liabilities	5,566,874	38,090	2.71%	5,496,112	32,038	2.34%	4,958,209	7,544	0.60%
Noninterest-bearing deposits	1,702,773			1,746,876			2,039,147
Other liabilities	148,192			133,914			90,336
Shareholders’ equity	940,544			926,157			873,209
Noncontrolling interests	59,008			59,249			58,203
Total liabilities and equity	$8,417,391			$8,362,308			$8,019,104
Less: Fully tax-equivalent adjustments		(170)			(179)			(182)
Net interest income/margin (GAAP-derived)(1)		$69,236	3.45%		$68,516	3.47%		$68,934	3.59%
Fully tax-equivalent adjustments		170			179			182
Net interest income/margin - FTE(1)		$69,406	3.46%		$68,695	3.48%		$69,116	3.60%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,657,241	$18,512	1.49%	$1,826,095	$19,324	1.41%
Tax exempt(1)	46,385	1,413	4.07%	36,157	786	2.91%
Mortgages held for sale	2,489	114	6.12%	5,967	177	3.97%
Loans and leases, net of unearned discount(1)	6,141,849	280,374	6.10%	5,474,401	184,730	4.51%
Other investments	69,799	2,498	4.78%	302,844	1,952	0.86%
Total earning assets(1)	7,917,763	302,911	5.11%	7,645,464	206,969	3.62%
Cash and due from banks	70,288			75,497
Allowance for loan and lease losses	(143,545)			(131,572)
Other assets	523,548			450,701
Total assets	$8,368,054			$8,040,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	5,143,493	84,538	2.20%	4,658,394	12,485	0.36%
Short-term borrowings:
Securities sold under agreements to repurchase	87,909	107	0.16%	176,029	67	0.05%
Other short-term borrowings	133,965	5,047	5.04%	22,983	360	2.09%
Subordinated notes	58,764	3,108	7.07%	58,764	2,578	5.87%
Long-term debt and mandatorily redeemable securities	46,174	2,219	6.43%	57,597	(948)	(2.20)%
Total interest-bearing liabilities	5,470,305	95,019	2.32%	4,973,767	14,542	0.39%
Noninterest-bearing deposits	1,776,202			2,037,113
Other liabilities	143,086			92,236
Shareholders’ equity	919,182			881,574
Noncontrolling interests	59,279			55,400
Total liabilities and equity	$8,368,054			$8,040,090
Less: Fully tax-equivalent adjustments		(575)			(413)
Net interest income/margin (GAAP-derived)(1)		$207,317	3.50%		$192,014	3.36%
Fully tax-equivalent adjustments		575			413
Net interest income/margin - FTE(1)		$207,892	3.51%		$192,427	3.37%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2023	2023	2022	2023	2022
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$107,326	$100,554	$76,478	$302,336	$206,556
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	92	98	95	293	257
(C)	– Tax exempt investment securities	78	81	87	282	156
(D)	Interest income – FTE (A+B+C)	107,496	100,733	76,660	302,911	206,969
(E)	Interest expense (GAAP)	38,090	32,038	7,544	95,019	14,542
(F)	Net interest income (GAAP) (A-E)	69,236	68,516	68,934	207,317	192,014
(G)	Net interest income - FTE (D-E)	69,406	68,695	69,116	207,892	192,427
(H)	Annualization factor	3.967	4.011	3.967	1.337	1.337
(I)	Total earning assets	$7,963,537	$7,921,528	$7,615,593	$7,917,763	$7,645,464
	Net interest margin (GAAP-derived) (F*H)/I	3.45%	3.47%	3.59%	3.50%	3.36%
	Net interest margin – FTE (G*H)/I	3.46%	3.48%	3.60%	3.51%	3.37%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$69,236	$68,516	$68,934	$207,317	$192,014
(G)	Net interest income – FTE	69,406	68,695	69,116	207,892	192,427
(J)	Plus: noninterest income (GAAP)	24,455	22,769	22,007	70,547	67,982
(K)	Less: gains/losses on investment securities and partnership investments	(2,779)	(748)	(418)	(5,049)	(1,498)
(L)	Less: depreciation – leased equipment	(1,672)	(1,876)	(2,233)	(5,570)	(7,912)
(M)	Total net revenue (GAAP) (F+J)	93,691	91,285	90,941	277,864	259,996
(N)	Total net revenue – adjusted (G+J–K–L)	89,410	88,840	88,472	267,820	250,999
(O)	Noninterest expense (GAAP)	50,166	49,165	45,331	148,752	136,322
(L)	Less:depreciation – leased equipment	(1,672)	(1,876)	(2,233)	(5,570)	(7,912)
(P)	Noninterest expense – adjusted (O–L)	48,494	47,289	43,098	143,182	128,410
	Efficiency ratio (GAAP-derived) (O/M)	53.54%	53.86%	49.85%	53.53%	52.43%
	Efficiency ratio – adjusted (P/N)	54.24%	53.23%	48.71%	53.46%	51.16%

		End of Period
		September 30,	June 30,	September 30,
		2023	2023	2022
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$924,250	$921,020	$826,059
(R)	Less: goodwill and intangible assets	(83,921)	(83,897)	(83,911)
(S)	Total tangible common shareholders’ equity (Q–R)	$840,329	$837,123	$742,148
(T)	Total assets (GAAP)	8,525,058	8,414,818	8,097,486
(R)	Less: goodwill and intangible assets	(83,921)	(83,897)	(83,911)
(U)	Total tangible assets (T–R)	$8,441,137	$8,330,921	$8,013,575
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	10.84%	10.95%	10.20%
	Tangible common equity-to-tangible assets ratio (S/U)	9.96%	10.05%	9.26%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$924,250	$921,020	$826,059
(V)	Actual common shares outstanding	24,429,083	24,682,561	24,657,178
	Book value per common share (GAAP-derived) (Q/V)*1000	$37.83	$37.31	$33.50
	Tangible common book value per share (S/V)*1000	$34.40	$33.92	$30.10

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